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                                                                    EXHIBIT 5.1


                                  May 14, 1996



Board of Directors
Aronex Pharmaceuticals, Inc.
3400 Research Forest Drive
The Woodlands, Texas  77381


Gentlemen:

                 We have acted as counsel to Aronex Pharmaceuticals, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (Commission File No. 333-3358) (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of up to 6,900,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock"), which number of Shares includes 900,000 Shares issuable pursuant to an underwriter's over-allotment option.
The Shares will be offered by the several underwriters represented by Donaldson Lufkin & Jenrette Securities Corporation and Furman Selz LLC.

                 As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

                 Based on the foregoing and on such legal considerations as we deem relevant for purposes of this opinion, we are of the opinion that the Shares have been duly and validly authorized by all necessary corporate action by the Company and, assuming the due execution and delivery of the certificates for the Shares against payment therefor, the Shares will be validly issued, fully-paid and nonassessable.





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Board of Directors
Aronex Pharmaceuticals, Inc.
May 14, 1996
Page 2


                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.


                                                 Very truly yours,


                                                 /s/  ANDREWS & KURTH L.L.P.